Exhibit 99.1

QHSLab, Inc’s CEO Addresses Current Market Conditions & Recent Quarterly Performance

WEST PALM BEACH, FL – (May 24, 2022) (GLOBE NEWSWIRE) – QHSLab, Inc. (OTCQB: USAQ) a company focused on providing clinicians with tools to leverage proactive, value-based healthcare solutions through emerging digital health and point of care technologies, released the following letter to its shareholders from Troy Grogan, its Chief Executive Officer, addressing current market conditions & the Company’s recent quarterly performance.

Dear Valued Shareholders and Friends of QHSLab, Inc.

Recent headlines undoubtedly caused concern for investors across all industries. However, at QHSLab, Inc., we are confident in our ability to weather the market volatility with our sound fundamental point of care and digital healthcare business focus. Since our inception we have been focused on achieving earnings and positive cash flow and have steadily moved towards those goals. Despite these challenging times, we have been generating growing revenue over the past six quarters and see continuing progress, while keeping our expenses down.

Highlights from our Q122 quarterly report include:

● Revenue increased by 17% to $355,330 compared to Q1 2021 and increased 7% sequentially compared to Q421.

● Gross profit increased by 41% to $188,688 compared to Q121 due to the acquisition of the AllergiEnd® assets and a decrease in the cost of goods due to the acquisition.

● Net Operating Loss (NOL) of $61,127 in Q122 decreased by 20% compared to Q121 due to increases in gross profit margin and top line revenue.

If you reviewed our Q122 financials and noticed the “other expenses” relating to interest expenses, I’d like to explain this entry. The increase of $116,728 compared to Q121 reflects non-cash amortization costs of $83,041 related to warrants issued in 2021. Let me repeat this, this is a non-cash expense. We did not pay the $83,041 out in actual cash during Q122; this was US GAAP accounting for expenses associated with and warrants issued in Q321 in connection with a significant financing for the Company. These warrants have been registered with the SEC and, if exercised by the investor, at the strike price of $1.25 per share would result in $1,162,500 of capital flowing into the Company at a low dilution impact to our recent share price. These warrants are described in Note 6 of our financial statements.

Items impacting Q122 growth:

Recent industry wide shipping delays unfortunately impacted our ability to expand our physician base due to limited available inventory. As supplies were delayed, we chose to prioritize the needs of our existing physician accounts to maintain profitable relationships. Our supplier has reported that shipping delays and freight costs have come down over the past few months and we expect to see the resumption of timely shipments. Therefore, we don’t expect any further inventory shortages for 2022 and we are resuming our aggressive solicitation of new accounts.

Like many leading technology companies, we employ a handful of excellent software developers from Ukraine and Russia. They have worked with us for the past two years under the direction of our U.S. based team. Russia’s invasion of Ukraine in February interrupted the work of these individuals on the expansion of our systems. I can thankfully report that we have been in daily contact with these great people, and they have all safely relocated to various countries out of harm’s way. While the war pushed out some of our production timelines, these dedicated professionals continued to work throughout and are now back full-time. We are very grateful for their efforts and professionalism during this crisis. Rest assured that our U.S. software engineers are highly proficient, competent software development professionals, and there has been no impact on our live production systems.

The Future

The summer months have typically been slower for most physician offices, due to staff and patient vacations. We anticipate that our physician clients will take advantage of the revenue generating opportunity presented by our innovative QHSLab clinical decision support and patient monitoring system to sustain revenues for their practices during the otherwise slow summer months.

Physicians are not immune from current economic conditions. Supply chain, labor shortages, and logistics also heavily affect the allergy-specialist market, providing an opportunity for us to disrupt the traditional supply lines used by these allergy and ENT specialists for much-needed allergy testing equipment. We are in preliminary discussions with our contract manufacturer about the license or acquisition of the technologies and intellectual properties necessary for us to enter this market, enabling us to offer significant cost advantages to these allergy specialist physicians.

While we focus on the vast primary care market, which accounts for 52% of all healthcare utilization in the U.S. each year, we believe the niche market for allergy skin test equipment to be around $40M annually in the U.S. alone. I believe that we could take a nice ‘chunk’ of this annual revenue by targeting allergy specialists with a newer and improved skin testing device, the first such industry innovation in some three decades.

We are also thrilled to announce that we began charging subscriptions for QHSLab this May. In addition, we validated the current Medicare reimbursement for our non-face-to-face digital medical assessments at approximately $100 per encounter. We also announced the projected launch of our new product, the Allergy Quick Test, branded AllergiQT™, that addresses a projected $90M annual market. The Allergy Quick Test enables the primary care physician’s office to administer a simple pain-free allergy skin test, involving only the forearms, no needles, and results in 15 minutes or less, reducing healthcare costs while providing a reimbursable revenue source for the physician office. This product could prove to be a major change managing allergies in primary care.

Additionally, we have been in discussions with our lender about extending the maturity of our debt due to mature in August and are confident that we will come to an accommodation. We are also preparing for an additional capital raise to strengthen our cash and inventory balances. Both of these steps should support long-term growth in our stock price.

I won’t make any forward earnings projections here; the recent and current market conditions and our lack of operating history provide too many uncertainties relating to customer buying patterns in the near term. Likewise, whether we can achieve the milestones referenced in this letter is subject to various risks and uncertainties. However, our expenses are meager compared to our peers, and we continue to look for alternatives where appropriate to lower costs while navigating growth opportunities simultaneously. I believe this is evident from our Q122 earnings report and fiscal year 2021 financial statements.

I believe that QHSLab, Inc. (USAQ)’s current market cap is not reflective of the Company’s true value, prospects, or addressable market opportunities. I stand in the same shoes as you as a shareholder, and I remain dedicated to the mission and my conviction to getting the long-term job done. I am confident in our ability to move forward and flourish as we create the tools needed to shape the future of medicine.

To view our most recent investor presentation, click here and for complete information regarding our Q122 financial results, please refer to our quarterly filing here.

While there is no guarantee of future success or that any of the developments described in this letter will be achieved, I remain confident.

Sincerely,

Troy Grogan

President and CEO

QHSLab, Inc.

For more information, please visit www.usaqcorp.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess their patients’ responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving the revenues of their practice.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

https://twitter.com/USAQcorp